Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4/A of our reports dated August 25, 2014, except for note 23 as to which the date is December 23, 2014, with respect to the consolidated financial statements of Energy XXI Ltd (formerly Energy XXI (Bermuda) Limited) (“Energy XXI”) as of June 30, 2014 and 2013, and for each of the three fiscal years in the period ended June 30, 2014, and to the effectiveness of Energy XXI’s internal control over financial reporting as of June 30, 2014, which appear in the Annual Report on Form 10-K/A of Energy XXI for the year ended June 30, 2014, our report dated September 3, 2014, with respect to the consolidated financial statements of Energy XXI Gulf Coast, Inc. as of June 30, 2014 and 2013, and for each of the three fiscal years in the period ended June 30, 2014, which appear in Current Report on Form 8-K of Energy XXI filed on September 3, 2014, and our report dated September 23, 2014, with respect to the consolidated financial statements of EPL Oil and Gas, Inc. (“EPL”) as of June 30, 2014 and for the period from June 4, 2014 to June 30, 2014 and from January 1, 2014 to June 3, 2014, which appear in the Annual Transition Report on Form 10-KT of EPL for the period ended June 30, 2014.

We also consent to the references to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Farmington Hills, Michigan

May 1, 2015